UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
BOLT PROJECTS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Bolt Projects Holdings, Inc.
2261 Market Street, Suite 5447
San Francisco, CA 94114

February [ ], 2025
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend a special meeting of stockholders of Bolt Projects Holdings, Inc. (the “Special Meeting”), which will be held on Wednesday, April 9, 2025, beginning at 11:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Special Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Special Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Special Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/BSLK2025SM.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

/s/ Daniel Widmaier
Daniel Widmaier
Chief Executive Officer and Director

Bolt Projects Holdings, Inc.
2261 Market Street, Suite 5447
San Francisco, CA 94114

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 9, 2025
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Bolt Projects Holdings, Inc., a Delaware corporation, will be held on Wednesday, April 9, 2025, at 11:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BSLK2025SM. For instructions on how to attend and vote your shares at the Special Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Special Meeting and Voting—How can I attend and vote at the Special Meeting?”
The Special Meeting is being held:
1.to approve amendments to our second amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-20, as determined by our Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments;
2.to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1; and
3.to transact such other business as may properly come before the Special Meeting or any continuation, postponement or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on February 10, 2025 (the "Record Date") are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will help ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors
/s/ Daniel Widmaier
Daniel Widmaier
Chief Executive Officer and Director
San Francisco, California
February [ ], 2025

This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about February [ ], 2025.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement is available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING	1
When and where will the Special Meeting be held?	1
What are the purposes of the Special Meeting?	1
Are there any matters to be voted on at the Special Meeting that are not included in this Proxy Statement?	1
What does it mean if I receive more than one set of proxy materials?	1
Who is entitled to vote at the Special Meeting?	2
What is the difference between being a “record holder” and holding shares in “street name”?	2
What do I do if my shares are held in “street name”?	2
How many shares must be present to hold the Special Meeting?	2
What are "broker non-votes"?	2
What if a quorum is not present at the Special Meeting?	2
How do I vote my shares without attending the Special Meeting?	3
How can I attend and vote at the Special Meeting?	3
What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?	3
How does the Board recommend that I vote?	4
How many votes are required to approve each proposal?	4
What if I do not specify how my shares are to be voted?	4
Who will count the votes?	4
Can I revoke or change my vote after I submit my proxy?	5
Who will pay for the cost of this proxy solicitation?	5
Will I be able to ask a question at the Special Meeting	5

PROPOSAL NO. 1 APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK	7
General	7
Purpose of Reverse Stock Split	8
Board Discretion to Implement the Reverse Stock Split	9
Risks Associated with the Reverse Stock Split	10
Principal Effects of the Reverse Stock Split	10
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable	12
Fractional Shares	13
No Appraisal Rights	13
No Going Private Transaction	13
Anti-takeover Effects of Proposed Amendment	14
Accounting Treatment of the Reverse Stock Split	14
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders of our Common Stock	14
Board Recommendation	16

PROPOSAL NO. 2 APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT TO APPROVE PROPOSAL 1APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1	17
Background of and Rationale for the Adjournment Proposal	17
i

Board Recommendation	17

STOCK OWNERSHIP	17
Security Ownership of Certain Beneficial Owners and Management	17

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	20

HOUSEHOLDING	20

EXHIBIT A: PROPOSED AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	21

ii

Bolt Projects Holdings, Inc.
2261 Market Street, Suite 5447
San Francisco, CA 94114

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 9, 2025
This proxy statement (the “Proxy Statement”) is being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Bolt Projects Holdings, Inc. (the “Company,” “Bolt,” “we,” “us,” or “our”), in connection with a special meeting of stockholders (the “Special Meeting”). The Notice of Special Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about February [ ], 2025.
GENERAL INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
When and where will the Special Meeting be held?
The Special Meeting will be held on Wednesday, April 9, 2025 at 11:00 a.m., Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BSLK2025SM and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions.
What are the purposes of the Special Meeting?
The purpose of the Special Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Approval of amendments to our second amended and restated certificate of incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our common stock, par value $0.0001 per share (“Common Stock”), at a ratio ranging from any whole number between 1-for-10 and 1-for-20, as determined by the Board in its discretion, subject to the Board’s authority to abandon such amendments (the “Reverse Stock Split Proposal”).
•Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (the “Adjournment Proposal”).
Are there any matters to be voted on at the Special Meeting that are not included in this Proxy Statement?
Our Amended and Restated Bylaws (the “Bylaws”) provide that no business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. Accordingly, no business other than the proposal set forth herein shall be conducted at the Special Meeting.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Who is entitled to vote at the Special Meeting?
Holders of record of shares of our Common Stock as of the close of business on February 10, 2025 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 34,284,298 shares of our Common Stock issued and outstanding and entitled to vote. Each share of our Common Stock is entitled to one vote on any matter presented to stockholders at the Special Meeting. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet.
To attend and participate in the Special Meeting, you will need the 16‑digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker. If you lose your 16‑digit control number, you may join the Special Meeting as a “Guest,” but you will not be able to vote or ask questions. The meeting webcast will begin promptly at 11:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check‑in will begin at 10:45 a.m., Eastern Time, and you should allow ample time for the check‑in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Special Meeting?
A quorum must be present at the Special Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non‑votes will also be considered present for the purpose of determining whether there is a quorum for the Special Meeting.
What are “broker non‑votes”?
A “broker non‑vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposal No. 1 for the approval of the Reverse Stock Split Proposal and Proposal No. 2 for the approval of the Adjournment Proposal are considered discretionary matters, and a broker will be permitted to exercise its discretion to vote uninstructed shares on these proposals.
What if a quorum is not present at the Special Meeting?
If a quorum is not present or represented at the scheduled time of the Special Meeting, (i) the chairperson of the Special Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Special Meeting, present electronically or represented by proxy, may recess the Special Meeting or adjourn the Special Meeting until a quorum is present or represented.
How do I vote my shares without attending the Special Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Special Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Telephone‑You can vote by telephone by calling 1‑800‑690-6903 and following the instructions on the proxy card;
•by Internet‑You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•by Mail‑You can vote by mail by signing, dating and mailing the proxy card.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 8, 2025.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Special Meeting?
We will be hosting the Special Meeting live via audio webcast. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/BSLK2025SM. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. A summary of the information you need to attend the Special Meeting online is provided below:
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/BSLK2025SM.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/BSLK2025SM on the day of the Special Meeting.
•Webcast starts at 11:00 a.m., Eastern Time.
•You will need your 16‑Digit Control Number to enter the Special Meeting.
•Stockholders may submit questions while attending the Special Meeting via the Internet.
To attend and participate in the Special Meeting, you will need the 16‑digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker. If you lose your 16‑digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote or ask questions.
What if during the check‑in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check‑in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.

How does the Board recommend that I vote?
The Board recommends that you vote:
•FOR the approval of amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock (Proposal 1).
•FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (Proposal 2).
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required for Approval	Voting Options	Impact of “Abstain” Votes	Impact of Broker Non-Votes
Proposal No. 1: Approval of amendments to our Certificate of Incorporation to effect a reverse stock split of our Common Stock	A majority of the votes cast affirmatively or negatively.	“FOR ALL” “AGAINST” “ABSTAIN”	None(1)	None(2)

Proposal No. 2: Approval of an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1	A majority of the votes cast affirmatively or negatively.	“FOR” “AGAINST” “ABSTAIN”	None(1)	None(2)
(1)A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(2)As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. We do not expect to have broker non-votes on this proposal, however, if a broker does not exercise its discretion and does not vote uninstructed shares on this proposal, the broker non-vote will not affect the outcome of this proposal.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our General Counsel and Secretary at our corporate offices, provided such statement is received no later than April 8, 2025;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on April 8, 2025;
•submitting a properly signed proxy card with a later date than the original proxy that is received no later than April 8, 2025; or
•attending the Special Meeting, revoking your proxy and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy during the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares. Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote during the Special Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission or facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Will I be able to ask questions at the Special Meeting?
As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Special Meeting?” will be able to submit questions during the Special Meeting. Additionally, our Special Meeting will follow “Rules of Conduct,” which will be available on our Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
•irrelevant to the business of the Special Meeting;
•related to the status or conduct of our development programs beyond that which is contained in our prior public disclosures;
•related to material non‑public information of the Company;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of statements already made by another stockholder;
•in furtherance of the stockholder’s personal or business interests; or

•out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chair of the Special Meeting or the Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Special Meeting?”.

PROPOSAL NO. 1 APPROVAL OF AMENDMENTS TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK
General
Our Board has approved and, subject to stockholder approval, adopted a resolution (1) declaring advisable, and recommending to our stockholders for their approval, amendments to the Certificate of Incorporation (the “Reverse Stock Split Amendments”), to give our Board of Directors discretionary authority to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-20 (“Reverse Stock Split”), with the exact ratio within such range to be determined by the Board at its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments, (2) directing that such proposed amendments to our Certificate of Incorporation be submitted to our stockholders for their approval and adoption, and (3) recommending that our stockholders approve and adopt each of the proposed amendments. The text of the form of Reverse Stock Split Amendments, one of which would be filed with the Delaware Secretary of State by means of the Certificate of Amendment to effect the Reverse Stock Split, are set forth in Exhibit A to this Proxy Statement.
By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock between 10 and 20, inclusive, would be combined into one share of our Common Stock. The number of shares of Common Stock underlying outstanding equity awards and available for future awards under our equity incentive plans, as well as the number of shares issuable upon exercise of outstanding warrants, would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving the stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware to be effective as of the Effective Time (as defined below), and all other amendments will be abandoned.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, general market and economic conditions, the historical and then-prevailing trading price and trading volume of our Common Stock, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock, the anticipated impact on our market capitalization, and the continued listing requirements of The Nasdaq Stock Market LLC (“Nasdaq”). Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-10 to 1-for-20 but would not effect a decrease to the number of shares of Common Stock that the Company will be authorized to issue, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of authorized and unissued shares of our Common Stock. The Board believes that the effective increase in our authorized but unissued shares of Common Stock that would result from a Reverse Stock Split is advisable, and in the best interests of the Company and its stockholders, in order to provide us with the flexibility to issue additional shares in the future on a timely basis in connection with potential strategic collaborations, financings, business combinations and strategic transactions, among other purposes, without the potential delay and expense associated with convening a special meeting of the stockholders.
For more information on the relative increase in the number of authorized shares of our Common Stock, see “-Principal Effects of the Reverse Stock Split-Issued and Outstanding Shares of Common Stock” below.

Purpose of the Reverse Stock Split
The Board submits the Reverse Stock Split Proposal to our stockholders for approval and adoption with the primary intent of increasing the per share price of our Common Stock for the following principal reasons:
•to provide for compliance with the $1.00 per share of common stock minimum bid price requirement for continued listing on Nasdaq;
•to encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders; and
•to help attract, retain, and motivate employees.
Nasdaq Requirements for Continued Listing
Our Common Stock is quoted on Nasdaq under the symbol “BSLK.” For our Common Stock to continue trading on Nasdaq, the Company must comply with various listing standards, including that the Company maintain a minimum closing bid price of $1.00 per share of common stock.
On November 6, 2024, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that, for 30 consecutive business days, the closing bid price for the Company’s Common Stock closed below the minimum $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). Under Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar day grace period, or until May 5, 2025, to regain compliance with the Minimum Bid Price Requirement, which required our Common Stock to have a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180 calendar-day grace period.
If we fail to regain compliance within the compliance period ending May 5, 2025, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel. If we appeal, the Hearings Panel will request a plan to regain compliance. Hearings Panels have generally viewed a reverse stock split as the only definitive plan to resolve a bid price deficiency. There can be no assurance that such an appeal would be successful.
If our Common Stock is delisted from Nasdaq, the Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock. Such delisting from Nasdaq and continued or further decline in our stock price could also impair our ability to raise additional necessary capital through equity or debt financing.
If the Reverse Stock Split is effected, it would cause a decrease in the total number of shares of our Common Stock outstanding and increase the market price of our Common Stock. The Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of the Company and its stockholders.
IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON NASDAQ, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR COMMON STOCK AND ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH CERTAIN CONTRACTUAL OBLIGATIONS REQUIRED BY OUR SECURED LOAN AGREEMENTS.
Investor Interest and Liquidity
In addition, in approving the proposed Reverse Stock Split Amendments, the Board considered that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders.

In the event that our Common Stock were to be delisted from Nasdaq, our Common Stock would likely trade in the over-the-counter market. If our Common Stock were to trade on the over-the-counter market, selling our Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock. For all of these reasons, we believe the Reverse Stock Split could potentially increase marketability, trading volume, and liquidity of our Common Stock.
Employee Retention
The Board believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on Nasdaq. Accordingly, the Board believes that maintaining Nasdaq listing qualifications for our Common Stock, can help attract, retain, and motivate employees and members of our Board.
In light of the factors mentioned above, our Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as our best means of increasing and maintaining the price of our Common Stock to above $1.00 per share in compliance with Nasdaq requirements.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-20. The Board can only authorize the filing of one Reverse Stock Split Amendment and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.
In determining the Reverse Stock Split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•our ability to maintain the listing of our Common Stock on Nasdaq;
•the historical trading price and trading volume of our Common Stock;
•the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
•the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;
•the anticipated impact of a particular ratio on our market capitalization; and
•prevailing general market and economic conditions.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Common Stock. There is no assurance that:
•the market price per share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the Reverse Stock Split;
•the Reverse Stock Split will result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in the Company;
•the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers who receive compensation in the form of our equity-based securities; and
•the market price per share of our Common Stock will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on Nasdaq.
Stockholders should note that the effect of the Reverse Stock Split, if any, upon the trading price of our Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split or, even if it does, that such price will be maintained for any period of time.
Even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “-Purpose of the Reverse Stock Split.” Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Common Stock.
While our aim is that the Reverse Stock Split will be sufficient to maintain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for our Common Stock that exceeds $1.00 per share of Common Stock, we may not be able to continue to satisfy Nasdaq’s additional requirements and standards for continued listing of our Common Stock on Nasdaq.
We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.
Additionally, if the Reverse Stock Split is implemented, it may increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. As of February 10, 2025, 34,284,298 shares of our Common Stock were issued and outstanding. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Common Stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in the Company, voting rights, or other rights that accompany shares of our Common Stock. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of Common Stock will remain $0.0001.
Relative Increase in Number of Authorized Shares of Common Stock for Issuance
The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and together with our Common Stock, our “Capital Stock”).
Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board of Directors. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. The Board believes that the effective increase in our authorized but unissued shares of Common Stock that would result from a Reverse Stock Split is advisable, and in the best interests of the Company and its stockholders, in order to provide us with the flexibility to issue additional shares in the future on a timely basis in connection with potential strategic collaborations, financings, business combinations and strategic transactions, among other purposes, without the potential delay and expense associated with convening a special meeting of the stockholders.
If the proposed Reverse Stock Split Amendments are approved, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.
However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future. Any shares issuable pursuant to our Plans will be subject to the Reverse Stock Split ratio determined by the Board.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Equity Compensation Plans and Outstanding Equity-Based Awards
We maintain the Bolt Threads, Inc. 2009 Equity Incentive Plan as amended, the Bolt Threads, Inc. 2019 Equity Incentive Plan, the Bolt Projects Holdings, Inc. 2024 Incentive Award Plan and the Bolt Projects Holdings, Inc. 2024 Employee Stock Purchase Plan (collectively, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company and its subsidiaries.
Our Board generally has the discretion to determine the appropriate adjustments to the Plans and outstanding awards and purchase rights under the Plans in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is approved and effected, consistent with the terms of the Plans and outstanding award agreements, the total number of shares of Common Stock issuable upon exercise, vesting or settlement of such awards and the total number of shares of Common Stock remaining available for future awards under the Plans, as well as any share-based limits in the Plans, would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down to the nearest whole share. Furthermore, the exercise or purchase price of any outstanding options or purchase rights would be proportionately increased based on the Reverse Stock Split ratio selected by our Board, and any fractional cents that may result therefrom shall be rounded up to the nearest whole cent. Our Board has authorized the Company to effect any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split under the Plans, including any applicable technical, conforming changes thereunder.
Illustration
For purposes of illustration, the following table contains approximate information relating to our Common Stock if the Reverse Stock Split is effected at a ratio of 1-for-10, 1-for-15, or 1-for-20 based on share information as of the close of business on February 10, 2025:

	Pre-Reverse Split	1-for-10	1-for-15	1-for-20
Authorized	500,000,000	500,000,000	500,000,000	500,000,000
Outstanding	34,284,298	3,428,430	2,285,620	1,714,215
Reserved for future issuance pursuant to the 2024 Equity Incentive Plan	7,543,639	754,364	502,909	377,182
Reserved for future issuance pursuant to the 2024 Employee Stock Purchase Plan	967,501	96,750	64,500	48,375
Number of shares underlying outstanding equity awards	1,995,724	199,572	133,048	99,786
Number of shares underlying outstanding warrants	14,583,333	1,458,333	972,222	729,167
Authorized but unissued and unreserved	440,625,505	494,062,551	496,041,701	497,031,275

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board of Directors determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date specified in the Certificate of Amendment filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.
Registered “Book-Entry” Holders of Common Stock
As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent, Continental Stock Transfer & Trust Company ("Continental"), that the Reverse Stock Split has been effected. As all of the outstanding shares of our Common Stock are held in book-entry form, you will not need to take any action to receive post-reverse stock split shares of our Common Stock. As soon as practicable after the Effective Time, Continental will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-reverse stock split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “-Fractional Shares” below).
Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Holders of Certificated Shares of Common Stock
Continental will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-reverse stock split shares in certificate form, you will receive a transmittal letter from Continental as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-reverse stock split shares of our Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-reverse stock split shares of our Common Stock, your post-reverse stock split shares of our Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-reverse stock split shares you own, you will receive a statement indicating the number of post-reverse stock split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-reverse stock split ownership interest.
Fractional Shares
No fractional shares or scrip would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the date of the Effective Time as reported by Nasdaq (as adjusted to give effect to the Reverse Stock Split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is issued or received.
After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-reverse stock split stockholders to the extent that there are stockholders holding fewer than that number of pre-reverse stock split shares within the reverse stock split ratio that is determined by the Board of Directors as described above. Reducing the number of post-reverse stock split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
No Appraisal Rights
Under the Delaware General Corporation Law, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and

Management.” However, we do not believe that our officers or directors have interests in this proposal that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendment
Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders of our Common Stock
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek an opinion of counsel or any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.
This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:
•persons that are not U.S. Holders;

•U.S. expatriates or former citizens or long-term residents of the United States;
•persons subject to the alternative minimum tax;
•U.S. Holders whose functional currency is not the U.S. dollar;
•persons holding our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;
•persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our Common Stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in the shares of the Common Stock received pursuant to the Reverse Stock Split should equal such holder’s aggregate tax basis in the shares of the Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Common Stock), and such holder’s holding period in the shares of the Common Stock received should include the holding period of the shares of the Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of Common Stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the Common Stock surrendered exceeded one year at the effective time of the Reverse Stock Split. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.
U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the approval of the Reverse Stock Split Proposal.

PROPOSAL NO. 2 APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE PROPOSAL 1

Background of and Rationale for the Adjournment Proposal
The Board believes that, if the Special Meeting is convened and a quorum is present, but there are not sufficient votes at that time to approve the Reverse Stock Split, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.
STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our Common Stock as of February 10, 2025 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock outstanding;
•each of our directors;
•each of our named executive officers for 2024; and
•all current directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 34,284,298 shares of our Common Stock issued and outstanding as of February 10, 2025. Shares of our Common Stock that a person has the right to acquire within 60 days of February 10, 2025 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Bolt Projects Holdings, Inc., 2261 Market Street, Suite 5447, San Francisco, CA 94114.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Golden Arrow Sponsor, LLC (1)	14,162,702	36.1%
Entities affiliates with Top Tier Capital Partners(2)	2,489,505	7.3%
Entities affiliates with Anderson Investments Pte. Ltd.(3)	2,471,861	7.2%
Ballie Gifford & Co(4)	2,465,807	7.2%
Entities affiliated with Foundation Capital(5)	2,310,360	6.7%
Named Executive Officers and Directors:
Daniel Widmaier(6)	1,707,468	4.8%
David Breslauer(7)	2,142,105	6.0%
Cintia Nardi(8)	194,971	*
Jerry Fiddler(9)	1,212,140	3.5%
Jeri Finard	176,475	*
Sami Naffakh	—	*
Ransley Carpio	—	*
All executive officers and directors as a group (10 persons) (10)	6,034,498	16.0%
________________________
* less than 1%

(1)Based solely on a Schedule 13D/A filed by Golden Arrow Sponsor LLC and other reporting persons with the Securities and Exchange Commission (“SEC”) on December 31, 2024. Represents (i) 9,162,702 shares of Common Stock and (ii) 5,000,000 shares of Common Stock issuable upon exercise of warrants that were exercisable within 60 days of December 31, 2024, held directly by Golden Arrow Sponsor, LLC (the Sponsor) and indirectly beneficially owned by Timothy Babich, Jacob Doft, Lance Hirt and Andrew Rechtschaffen. Accordingly, Messrs. Babich, Doft, Hirt and Rechtschaffen share voting and dispositive power over these securities held by the reporting person and may be deemed to beneficially own such shares. Each of Messrs. Babich, Doft, Hirt and Rechtschaffen disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of Golden Arrow Sponsor LLC is 2261 Market Street, Suite 5447, San Francisco, CA 94114.
(2)Based solely on a Schedule 13G filed by Top Tier Venture Capital VII Holdings (“Fund A”) and other reported persons with the SEC on August 23, 2024. Fund A, and Top Tier Venture Capital VII Management, LLC, the general partner of Fund A, may be deemed to have shared voting and dispositive power to vote 1,329,777 shares. Top Tier Venture Velocity Fund, L.P. (“Fund B”), and Top Tier Venture Velocity Management, LLC, the general partner of Fund B, may be deemed to have shared power to vote 871,394 shares. TTBSP, L.P. – Opportunity Series (“Fund C”), and Top Tier Feeder Management, LLC, the general partner of Fund C, may be deemed to have shared power to vote 144,167 shares. TTCP Co-Invest Overage Fund IX, L.P. (“Fund D” and, together with Fund A, Fund B, and Fund C, the “Funds”), and TTCP Co-Invest Overage Fund IX Management, LLC, the general partner of Fund D, may be deemed to have shared power to vote 144,167 shares. Top Tier Capital Partners, LLC and Jessica Archibald, Eric Fitzgerald, Garth Timoll, Sr. and David York may be deemed to have shared power to vote the shares held by the Funds. Top Tier Capital Partners, LLC is the investment manager of the Funds and, as a result, may be deemed to beneficially own shares owned by each Fund. The address for the Funds is 600 Montgomery Street, Suite 480, San Francisco, CA 94111.
(3)Based solely on a Schedule 13G filed by Anderson Investments Pte. Ltd. (“Anderson”), Temasek Holdings Private Ltd. (“Temasek”) and other reporting persons with the SEC on August 23, 2024. Represents 2,471,861 shares of Common Stock held directly by Anderson and the reporting persons share voting and dispositive power over the securities held by them. Anderson is a wholly-owned subsidiary of Thomson Capital Pte. Ltd. (“Thomson”), which in turn is a wholly-owned subsidiary of Tembusu Capital Pte. Ltd. (“Tembusu"), which in turn is a wholly-owned subsidiary of Temasek. Temasek, Tembusu and Thomson, through the ownership described herein, may be deemed to beneficially own the shares of Common Stock directly owned by Anderson. The address for Temasek Holdings Private Capital Ltd. is 60B Orchard Road #06-18 The Atrium@Orchard Singapore 238891.
(4)Based solely on a Schedule 13G filed by Baillie Gifford & Co with the SEC on November 7, 2024. Securities reported herein are beneficially owned by Baillie Gifford & Co. and are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. Securities representing more than 5% of the class are held on behalf of the Scottish Mortgage Investment Trust, a UK registered investment Company managed by Baillie Gifford & Co. The address for Baillie Gifford & Co is Calton Square 1 Greenside Row Edinburgh EH1 3AN Scotland UK.
(5)Based solely on a Schedule 13G filed by Foundation Capital VI, L.P. and other reporting persons with the SEC on August 23, 2024. Represents (i) 2,284,830 shares held of record by Foundation Capital VI, L.P. and (ii) 25,530 shares held of record by Foundation Capital VI

Principals Fund, L.L.C. Foundation Capital Management Co. VI, L.L.C. is the general partner of Foundation Capital VI, L.P. and the manager of Foundation Capital VI Principals Fund, L.L.C. The reporting persons share voting and dispositive power over the securities held by them. The address of each of these entities is 550 High Street, 3rd Floor, Palo Alto, CA 94301.
(6)Represents for Daniel Widmaier (i) 91,961 shares of Common Stock, (ii) 1,587,859 shares of Common Stock underlying options exercisable as of or within 60 days of February 10, 2025, and (iii) 27,648 shares of Common Stock underlying Restricted Stock Units ("RSUs") with deferred settlement and vesting within 60 days of February 10, 2025.
(7)Represents for David Breslauer (i) 856,884 shares of Common Stock, (ii) 1,282,670 shares of Common Stock underlying options exercisable as of or within 60 days of February 10, 2025, and (iii) 2,551 shares of Common Stock underlying RSUs with deferred settlement.
(8)Represents for Cintia Nardi (i) 82,072 shares of Common Stock, (ii) 62,438 shares of Common Stock underlying options exercisable as of or within 60 days of February 10, 2025, and (iii) 50,461 shares of Common Stock underlying RSUs with deferred settlement and vesting within 60 days of February 10, 2025.
(9)Represents for Jerry Fiddler (i) 65,985 shares of Common Stock, (ii) 1,083,694 shares of Common Stock held by Zygot Ventures LLC, and (iii) 62,461 shares of Common Stock held by Jazem I Family Partners, LP. Mr. Fiddler may be deemed to beneficially own the shares of Common Stock held directly by each of JAZEM I Family Partners, LP and Zygote Ventures LLC.
(10)Represents (i) 2,707,003 shares of Common Stock and (ii) 3,258,047 shares of Common Stock underlying options exercisable as of or within 60 days of February 10, 2025, and (iii) 104,448 shares of Common Stock underlying RSUs with deferred settlement and vesting within 60 days of February 10, 2025.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2025 (the “2025 Annual Meeting”) pursuant to Rule 14a‑8 under the Exchange Act must submit the proposal to our General Counsel and Secretary at 2261 Market Street, Suite 5447, San Francisco, CA 94114, in writing not later than [ ].
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of Rule 14a‑19 of the Exchange Act.

HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement by contacting the Broadridge Financial Solutions, Inc. at (866) 540‑7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ELECTRONICALLY, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.
By Order of the Board of Directors

/s/ Paul Slattery
Paul Slattery
General Counsel and Secretary

San Francisco, California
February [_], 2025
EXHIBIT A: PROPOSED AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
CERTIFICATE OF AMENDMENT
TO
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
BOLT PROJECTS HOLDINGS, INC.

Bolt Projects Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the first paragraph of Article IV of the Second Amended and Restated Certificate of Incorporation be, and hereby is, amended and restated in its entirety to read as follows:

“That, effective at 5:00 p.m., Eastern Time, on the date this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ˜ ]1 reverse stock split of the Common Stock (as defined below) shall become effective, pursuant to which each [ ˜ ]1 shares of Common Stock issued and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock as reported by The Nasdaq Stock Market LLC (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 550,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 500,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 50,000,000, having a par value of $0.0001 per share.

SECOND: That, at a meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [ ] on this [ ] day of [ ] 2025.

BOLT PROJECTS HOLDINGS, INC.

By:
Name:
Title:

[1] Shall be a whole number between and including ten and thirty, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BSLK2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 8, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62134-S08785

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOLT PROJECTS HOLDINGS, INC.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V62135-S08785

BOLT PROJECTS HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
APRIL 9, 2025 11:00 AM ET
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Randy Befumo and Paul Slattery, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BOLT PROJECTS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m., Eastern Time on April 9, 2025, virtually at www.virtualshareholdermeeting.com/BSLK2025SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Special Meeting.

Continued and to be signed on reverse side